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                                                                   EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Fluoroscan Imaging Systems, Inc.
Northbrook, Illinois

  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 23, 1996, relating to the consolidated financial statements of Fluoroscan Imaging Systems, Inc., which is contained in that Prospectus.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO Seidman, LLP

Chicago, Illinois

August 5, 1996